Exhibit 99.1

FOR IMMEDIATE RELEASE

July 31, 2009

Interline Brands, Inc. Announces Second Quarter 2009 Sales and Earnings Results

Jacksonville, Fla. — July 31, 2009 - Interline Brands, Inc. (NYSE: IBI) (“Interline” or the “Company”), a leading distributor and direct marketer of maintenance, repair and operations (“MRO”) products, reported sales and earnings for the quarter ended June 26, 2009.

Sales for the second quarter of 2009 decreased 13.3% compared to the prior year period.  Earnings per diluted share were $0.20 for the second quarter of 2009, a decrease of 41% compared to earnings per diluted share of $0.34 in the second quarter of 2008.  Earnings per diluted share for the second quarter of 2009 included a $0.04 per diluted share charge associated with the previously announced consolidation of certain distribution centers and closing of certain underperforming professional contractor showrooms (“distribution network consolidations”).

Michael J. Grebe, Interline’s Chairman and Chief Executive Officer, commented, “I continue to be very encouraged by the results of our ongoing efforts to optimize our distribution network, improve the efficiency of our operations, and generate free cash flow.  We remain highly focused on executing against our plans to remove $37 million in annual operating costs from the business and to drive additional working capital improvements.  We have already begun to realize the benefits of these cost and efficiency actions — delivering $0.07 in net benefits to our bottom line in the second quarter — and we remain on track to deliver $0.31 in net benefits for 2009.  In addition, we generated over $6 million in free cash flow, ahead of our previously stated

expectations, and paid down an additional $20 million of debt during the quarter. We are very pleased to be making permanent improvements to our operations that will enhance our long-term competitive position, and I am confident that we will be well positioned when market conditions improve.”

Second Quarter 2009 Performance

Sales for the quarter ended June 26, 2009 were $269.9 million, a 13.3% decrease compared to sales of $311.4 million in the comparable 2008 period.  Average organic daily sales decreased 14.7% for the quarter.  Interline’s facilities maintenance end-market, which comprised 74% of sales, declined 7.8% during the second quarter on an average daily sales basis, and declined 9.9% on an average organic daily sales basis.  The professional contractor end-market, which comprised 16% of sales, declined 28.4% in the quarter and the specialty distributor end-market, which comprised 10% of sales, declined 20.6% for the quarter.

“Overall, the sales environment remained at levels consistent with what we experienced during the first quarter.  Our revenues were impacted by continuing weakness in the housing sector and increasing softness in the apartment market.  Despite these headwinds, certain maintenance, repair, and operations products, particularly our janitorial and sanitation offering, as well as our new institutional MRO offering, have held up relatively well.  We continue to focus our sales channels on these products and end-markets.  As residential and remodeling activity resumes to more normalized levels, we look forward to significant performance improvements across a number of our end-markets,” said Mr. Grebe.

Gross profit decreased $17.5 million, or 15.1%, to $98.3 million for the second quarter of 2009.  As a percentage of sales, gross profit was 36.4% compared to 37.2% for the second quarter of 2008.

SG&A expenses for the quarter were $78.9 million, down $9.7 million or 10.9% from the same period last year. SG&A expenses for the quarter represented 29.2% of sales compared to 28.4% in the second quarter of 2008.  SG&A expenses included $2.1 million of expenses related to the planned distribution network consolidations.

As a result, second quarter 2009 operating income of $15.0 million, or 5.6% of sales, decreased 35.0% compared to $23.1 million, or 7.4% of sales, in the second quarter of 2008.

YTD 2009 Performance

“The team has made great progress this year towards our goal of improving our distribution network and supply chain efficiency,” commented Kenneth D. Sweder, Interline’s Chief Operating Officer. “Since the start of 2009, we have closed 18 centers and remain focused on additional network improvements to drive higher profitability and enhance our long-term market position and competitiveness.”

Sales for the six months ended June 26, 2009 were $526.7 million, a 12.3% decrease over sales of $600.6 million in the comparable 2008 period.

Gross profit decreased $30.9 million, or 13.7%, to $194.9 million for the six months ended June 26, 2008, compared to $225.9 million in the prior year period.  As a percentage of sales, gross profit decreased to 37.0% from 37.6% in the comparable 2008 period.

SG&A expenses for the six months ended June 26, 2009 were $162.8 million, or 30.9% of sales, compared to $173.6 million, or 28.9% of sales, for the six months ended June 27, 2008.  SG&A expenses in 2009 included $4.5 million related to our previously announced reduction in force and planned distribution network consolidations; a $3.0 million charge for bad debt resulting from a customer seeking Chapter 11 bankruptcy protection; and a $0.7 million charge associated with the adoption of FAS 141R — a new accounting standard on business combinations.

Operating income was $23.1 million, or 4.4% of sales, for the six months ended June 26, 2009 compared to $44.3 million, or 7.4% of sales, for the six months ended June 27, 2008, representing a decrease of 47.9%.

Earnings per diluted share were $0.29 for the six months ended June 26, 2009, a decrease of 52% over earnings per diluted share of $0.61 for the six months ended June 27, 2008.

Cash flow from operating activities for the six months ended June 26, 2009 was $72.3 million compared to $27.2 million for the six months ended June 27, 2008. During the six months ended June 26, 2009, the Company repaid $26.2 million of term debt and used $34.2 million to repurchase and retire $36.4 million principal amount of 8 1/8% senior subordinated notes, generating a $0.03 per diluted share gain on the early extinguishment of debt.

Business Outlook

Mr. Grebe stated, “We do not expect the third quarter sales environment to be significantly different than the first half of the year.  However, based on our cash flow generation year-to-date, we now expect free cash flow for the year of at least $70 million.  Additionally, we are pushing ahead to drive improvements in our Company from top to bottom.  We are strategically aligning our sales efforts, streamlining our distribution network, executing against our cost and efficiency actions, more efficiently managing our working capital, reducing debt, and generating solid cash flow.  These initiatives will ensure we continue to progress towards our long-term vision, and I am confident we are positioned well to deliver improving value to our shareholders over the long term.”

Conference Call

Interline Brands will host a conference call on July 31, 2009 at 9:00 a.m. Eastern Daylight Time.  Interested parties may listen to the call toll free by dialing 1-800-427-0638 or 1-706-634-1170.  A digital recording will be available for replay two hours after the completion of the conference call by calling 1-800-642-1687 or 1-706-645-9291 and referencing Conference I.D. Number 20865099.  This recording will expire on August 14, 2009.

About Interline

Interline Brands, Inc. is a leading national distributor and direct marketer with headquarters in Jacksonville, Florida.  Interline provides maintenance, repair and operations products to a diversified customer base made up of professional contractors, facilities maintenance professionals, and specialty distributors primarily throughout the United States, Canada, the Caribbean and Central America.

Non-GAAP Financial Information

This press release contains financial information determined by methods other than in accordance with generally accepted accounting principles (“GAAP”).  Interline’s management uses non-GAAP measures in its analysis of the Company’s performance.  Investors are encouraged to review the reconciliation of non-GAAP financial measures to the comparable GAAP results available in the accompanying tables.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

The statements contained in this release which are not historical facts are forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those set forth in, or implied by, forward-looking statements.  The Company has tried, whenever possible, to identify these forward-looking statements by using words such as “projects,” “anticipates,” “believes,” “estimates,” “expects,” “plans,” “intends,” and similar expressions.  Similarly, statements herein that describe the Company’s business strategy, outlook, objectives, plans, intentions or goals are also forward-looking statements.  The risks and uncertainties involving forward-looking statements include, for example, economic slowdowns, general market conditions, credit market contractions, consumer spending and debt levels, adverse changes in trends in the home improvement and remodeling and home building markets, the failure to realize expected benefits from acquisitions, material facilities systems disruptions and shutdowns, the failure to locate, acquire and integrate acquisition candidates, commodity price risk, foreign currency exchange risk, interest rate risk, the dependence on key employees and other risks described in the

Company’s Quarterly Report on Form 10-Q for the quarterly period ended March 27, 2009 and in the Company’s Annual Report on Form 10-K for the fiscal year ended December 26, 2008.  These statements reflect the Company’s current beliefs and are based upon information currently available to it.  Be advised that developments subsequent to this release are likely to cause these statements to become outdated with the passage of time.  The Company does not currently intend, however, to update the information provided today prior to its next earnings release.

CONTACT: Tom Tossavainen

PHONE: 904-421-1441

INTERLINE BRANDS, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

AS OF JUNE 26, 2009 AND DECEMBER 26, 2008

(in thousands, except share and per share data)

	June 26,	December 26,
	2009	2008
ASSETS
Current Assets:
Cash and cash equivalents	$69,374	$62,724
Accounts receivable - trade (net of allowance for doubtful accounts of $12,703 and $12,140)	137,934	139,522
Inventory	198,476	211,200
Income tax receivable	—	1,452
Prepaid expenses and other current assets	20,461	22,884
Deferred income taxes	19,564	19,010
Total current assets	445,809	456,792

Property and equipment, net	48,085	46,033
Goodwill	318,229	317,117
Other intangible assets, net	128,604	132,787
Other assets	9,637	10,119
Total assets	$950,364	$962,848

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$95,701	$68,255
Accrued expenses and other current liabilities	40,337	31,394
Accrued interest	388	1,072
Income tax payable	506	—
Current portion of long-term debt	1,963	1,625
Capital lease - current	253	239
Total current liabilities	139,148	102,585

Long-Term Liabilities:
Deferred income taxes	39,645	37,210
Long-term debt, net of current portion	339,015	401,765
Capital lease - long term	96	226
Other liabilities	842	989
Total liabilities	518,746	542,775
Commitments and contingencies
Senior preferred stock; $0.01 par value, 20,000,000 shares authorized; no shares outstanding as of June 26, 2009 and December 26, 2008	—	—

Shareholders’ Equity:
Common stock; $0.01 par value, 100,000,000 authorized; 32,563,211 issued and 32,451,797 outstanding as of June 26, 2009 and 32,561,360 issued and 32,449,946 outstanding as of December 26, 2008	326	326
Additional paid-in capital	573,823	571,868
Accumulated deficit	(141,489)	(150,833)
Accumulated other comprehensive income	941	695
Treasury stock, at cost, 111,414 shares as of June 26, 2009 and December 26, 2008	(1,983)	(1,983)
Total shareholders’ equity	431,618	420,073
Total liabilities and shareholders’ equity	$950,364	$962,848

INTERLINE BRANDS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF EARNINGS

THREE AND SIX MONTHS ENDED JUNE 26, 2009 AND JUNE 27, 2008

(in thousands, except share and per share data)

	Three Months Ended		Six Months Ended
	June 26,	June 27,	June 26,	June 27,
	2009	2008	2009	2008

Net sales	$269,920	$311,429	$526,713	$600,575
Cost of sales	171,605	195,629	331,802	374,725
Gross profit	98,315	115,800	194,911	225,850

Operating Expenses:
Selling, general and administrative expenses	78,898	88,585	162,818	173,598
Depreciation and amortization	4,392	4,102	9,026	7,981
Total operating expense	83,290	92,687	171,844	181,579
Operating income	15,025	23,113	23,067	44,271

(Loss) Gain on extinguishment of debt, net	(177)	—	1,543	—
Interest expense	(4,717)	(7,004)	(10,096)	(14,746)
Interest and other income	440	708	730	1,403
Income before income taxes	10,571	16,817	15,244	30,928
Income tax provision	4,149	5,642	5,900	11,079
Net income	$6,422	$11,175	$9,344	$19,849

Earnings Per Share:
Basic	$0.20	$0.35	$0.29	$0.61
Diluted	$0.20	$0.34	$0.29	$0.61

Weighted-Average Shares Outstanding:
Basic	32,441,081	32,369,031	32,440,035	32,348,109
Diluted	32,856,916	32,657,047	32,704,682	32,650,806

INTERLINE BRANDS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

SIX MONTHS ENDED JUNE 26, 2009 AND JUNE 27, 2008

(in thousands)

	Six Months Ended
	June 26,	June 27,
	2009	2008
Cash Flows from Operating Activities:
Net income	$9,344	$19,849
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	9,322	8,238
Gain on extinguishment of debt, net	(1,543)	—
Amortization of debt issuance costs	562	565
Amortization of discount on 8 1/8% senior subordinated notes	72	72
Write-off of deferred acquisition costs	672	—
Share-based compensation	1,955	2,353
Excess tax benefits from share-based compensation	—	(147)
Deferred income taxes	2,340	(1,003)
Provision for doubtful accounts	6,324	2,255
Loss on disposal of property and equipment	12	19

Changes in assets and liabilities which provided (used) cash:
Accounts receivable - trade	(4,673)	(15,480)
Inventory	12,830	(19,533)
Prepaid expenses and other current assets	2,747	1,663
Other assets	(190)	1,573
Accounts payable	27,428	31,071
Accrued expenses and other current liabilities	4,002	(3,758)
Accrued interest	(684)	7
Income taxes	1,957	832
Other liabilities	(141)	(1,402)
Net cash provided by operating activities	72,336	27,174
Cash Flows from Investing Activities:
Purchase of property and equipment, net	(5,688)	(13,540)
Purchase of short-term investments	—	(35,531)
Proceeds from sales and maturities of short-term investments	—	80,121
Purchase of businesses, net of cash acquired	(381)	(536)
Net cash (used in) provided by investing activities	(6,069)	30,514
Cash Flows from Financing Activities:
Increase (Decrease) in purchase card payable, net	726	(643)
Repayment of term debt	(26,162)	(2,150)
Repayment of 8 1/8% senior subordinated notes	(34,157)	—
Payments on capital lease obligations	(116)	(108)
Proceeds from stock options exercised	—	586
Excess tax benefits from share-based compensation	—	147
Treasury stock acquired to satisfy minimum statutory tax withholding requirements	—	(772)
Net cash used in financing activities	(59,709)	(2,940)
Effect of exchange rate changes on cash and cash equivalents	92	(40)
Net increase in cash and cash equivalents	6,650	54,708
Cash and cash equivalents at beginning of period	62,724	4,975
Cash and cash equivalents at end of period	$69,374	$59,683

Supplemental Disclosure of Cash Flow Information:
Cash paid during the period for:
Interest	$10,196	$14,431
Income taxes, net of refunds	$1,749	$12,315

Schedule of Non-Cash Investing Activities:
Property acquired through lease incentives	$3,009	$—
Adjustments to liabilities assumed and goodwill on businesses acquired	$732	$—

INTERLINE BRANDS, INC. AND SUBSIDIARIES

RECONCILIATION OF NON-GAAP INFORMATION

THREE AND SIX MONTHS ENDED JUNE 26, 2009 AND JUNE 27, 2008

(in thousands)

Free Cash Flow

	Three Months Ended		Six Month Ended
	June 26,	June 27,	June 26,	June 27,
	2009	2008	2009	2008

Net cash from operating activities	$9,761	$(1,937)	$72,336	$27,174
Less capital expenditures	(3,295)	(7,040)	(5,688)	(13,540)
Free cash flow	$6,466	$(8,977)	$66,648	$13,634

We define free cash flow as net cash provided by operating activities, as defined under GAAP, less capital expenditures. We believe that free cash flow is an important measure of our liquidity and therefore our ability to reduce debt and make strategic investments after considering the capital expenditures necessary to operate the business. We use free cash flow in the evaluation of the Company’s business performance. A limitation of this measure, however, is that it does not reflect payments made in connection with investments and acquisitions, which reduce liquidity. To compensate for this limitation, management evaluates its investments and acquisitions through other return on capital measures.

Daily Sales Calculations

	Three Months Ended			Six Months Ended
	June 26,	June 27,		June 26,	June 27,
	2009	2008	% Variance	2009	2008	% Variance

Net sales	$269,920	$311,429	-13.3%	$526,713	$600,575	-12.3%
Less acquisitions:	(4,420)	—		(9,340)	—
Organic sales	$265,500	$311,429	-14.7%	$517,373	$600,575	-13.9%

Daily sales:
Ship days	64	64	128	128
Average daily sales (1)	$4,218	$4,866	-13.3%	$4,115	$4,692	-12.3%
Average organic daily sales (2)	$4,148	$4,866	-14.7%	$4,042	$4,692	-13.9%

(1) Average daily sales are defined as sales for a period of time divided by the number of shipping days in that period of time.

(2) Average organic daily sales are defined as sales for a period of time divided by the number of shipping days in that period of time excluding any sales from acquisitions made subsequent to the beginning of the prior year period.

Average organic daily sales is presented herein because we believe it to be relevant and useful information to our investors since it is used by management to evaluate the operating performance of our business, as adjusted to exclude the impact of acquisitions, and compare our organic operating performance with that of our competitors. However, average organic daily sales is not a measure of financial performance under GAAP and it should be considered in addition to, but not as a substitute for, other measures of financial performance reported in accordance with GAAP, such as net sales. Management utilizes average organic daily sales as an operating performance measure in conjunction with GAAP measures such as net sales.

Adjusted EBITDA

	Three Months Ended		Six Months Ended
	June 26,	June 27,	June 26,	June 27,
	2009	2008	2009	2008
Adjusted EBITDA:
Net income (GAAP)	$6,422	$11,175	$9,344	$19,849
Interest expense	4,717	7,004	10,096	14,746
Interest income	(71)	(353)	(75)	(888)
Loss (Gain) on extinguishment of debt	177	—	(1,543)	—
Income tax provision	4,149	5,642	5,900	11,079
Depreciation and amortization	4,541	4,245	9,322	8,238
Adjusted EBITDA	$19,935	$27,713	$33,044	$53,024

Adjusted EBITDA differs from Consolidated EBITDA per our credit facility agreement for purposes of determining our net leverage ratio. We define Adjusted EBITDA as net income plus interest expense (income), net, (gain) loss on extinguishment of debt, provision for income taxes and depreciation and amortization. Adjusted EBITDA is presented herein because we believe it to be relevant and useful information to our investors since it is consistently used by our management to evaluate the operating performance of our business and to compare our operating performance with that of our competitors. Management also uses Adjusted EBITDA for planning purposes, including the preparation of annual operating budgets, and to determine appropriate levels of operating and capital investments. Adjusted EBITDA excludes certain items, which we believe are not indicative of our core operating results. We therefore utilize Adjusted EBITDA as a useful alternative to net income as an indicator of our operating performance compared to the Company’s plan. However, Adjusted EBITDA is not a measure of financial performance under GAAP. Accordingly, Adjusted EBITDA should not be used in isolation or as a substitute for other measures of financial performance reported in accordance with GAAP, such as gross margin, operating income, net income, cash flows from operating, investing and financing activities or other income or cash flow statement data prepared in accordance with GAAP. While we believe that some of the items excluded from Adjusted EBITDA are not indicative of our core operating results, these items do impact our income statement, and management therefore utilizes Adjusted EBITDA as an operating performance measure in conjunction with GAAP measures, such as gross margin, operating income, net income, cash flows from operating, investing and financing activities or other income or cash flow statement data prepared in accordance with GAAP.

End-Market Classification Adjustment

During the first quarter of 2009, we reported end-market sales for the professional contractor and specialty distributor end markets using a slightly different customer classification than used historically. This change impacted the first quarter of 2009 and not prior year periods. The impact was that $2.0 million of sales was moved from our professional contractor end-market to our specialty distributor end-market. Excluding this change in classification, professional contractor end-market sales declined 23.6% and specialty distributor end-market sales declined 14.2% during the first quarter of 2009. For the remainder of 2009, including the second quarter of 2009, we will report using our historical classification for comparability purposes.